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                                                                   EXHIBIT a(10)




        FORM OF FORM OF EMAIL TO ELIGIBLE EMPLOYEES ANNOUNCING EXTENSION
                        OF OFFER TO RESCIND THE EXCHANGE


To Eligible Employees:

I've been told by our outside counsel that we are going to have to extend the rescission-offer period for the option exchange in order to comply with some requirements that the SEC has communicated to them. We are looking into how this will affect the issuance of New Options. We'll keep you posted as we learn more details.



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